News Release

WidePoint Reports Fourth Consecutive Quarter of Net Income
Driven by Continued Revenue Growth and Margin Improvment

2009 Management Outlook Remains Positive; Conference Call Today at 4:30 p.m.

Washington D.C., – November 16, 2009 — WidePoint Corporation (NYSE AMEX: WYY), a leading provider of advanced information technology, identity assurance and protection and mobile telecom expense management services, announced today the financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Financial Highlights:

•	Net income was approximately $515,000, an improvement of $850,000, over the loss of $335,000 in Q3 ‘08. This was the fourth consecutive quarter of positive net income and the third consecutive quarter of strong net income growth.
•	Q3 revenue increased 28% to $11.4 million vs. $8.9 million in Q3 ‘08.
•	Gross profit was approximately $2.7 million representing a 24% gross margin as compared to a 17% gross margin on gross profit of $1.5 million in Q3 ‘08.
•	Income from operations (excluding amortization, depreciation and stock compensation expense) was $896,000, an improvement of $835,000, vs. $61,000 in Q3’ 08.

First Nine Months 2009 Financial Highlights:

•	Net income was approximately $895,000, an improvement of $2.3 million over the net loss of $1.4 million in the first nine months of ‘08.
•	Revenue increased approximately 26% to $31.9 million vs. $25.3 million in the first nine months of ‘08.
•	Gross profit was approximately $6.9 million representing a 22% gross margin as compared to a 17% gross margin on a gross profit of $4.2 million during the comparable period in ‘08.
•	Income from operations (excluding amortization, depreciation and stock compensation expense) was $2.1 million, an improvement of $2.0 million, vs. the first nine months ‘08 of $0.1 million.
•	Working capital increased by $1.5 million, or approximately 55%, to $4.2 million in the first nine months of 2009.
•	Debt was reduced by approximately $2.6 million, or approximately 67%, to $1.3 million in the first nine months of 2009.
•	Equity increased approximately $1.0 million, or 8.1%, to approximately $13.7 million.

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Management Comment

WidePoint CEO Steve Komar said, “We continue to see overall momentum improvement occurring throughout the enterprise, and our outlook for 2009 remains solidly positive. Double-digit growth in all three of our operating segments produced a fourth consecutive quarter of net income and three quarters of accelerating net income performance in 2009. The opportunities within our Mobile Telecom Managed Services segment continue to look promising in the federal sector and we are pleased with what we are witnessing in the early stage development of the state and local municipalities marketplace. The opportunities within our PKI Credentialing segment also look exciting, as we expect the programs and our affiliations with our partners to further support and widen our sales reach and long-term growth prospects in this segment.”

WidePoint CFO Jim McCubbin said, “The quarter produced positive results in virtually all of our company’s financial metrics. Revenue, operating income, net income and margins were all improved, as was our balance sheet, which showed gains in working capital, as well as debt reduction and improvement in shareholder equity. Our Mobile Telecom Managed Services segment was up 28% on revenue of nearly $6.8 million for the quarter. The PKI Credentialing and Managed Services segment recorded a 34% revenue increase to almost $1.6 million and our Consulting Services segment was up 26% to $3.0 million for the quarter. This was the result of both new contract awards and renewals along with expansion work. Our business model continues to benefit from the economies of scale we are realizing within our two managed services segments that are driving the growth in our margins and our net income.”

WidePoint will hold its third quarter conference today, November 16 at 4:30 p.m. EST, with CEO Steve Komar, CFO Jim McCubbin and Executive Vice President – Business Development Ron Oxley. The call will cover the company’s quarterly financial results.

To participate, call 1-888-846-5003 any time after 4:20 p.m. EST on November 16, 2009. International callers should dial 1-480-629-9856. At any time during the conference, if callers should experience any difficulty or require operator assistance, they can press the star followed by the zero button. This will call an operator to the line. Approximately one hour after the call an MP3 file of the call will be available at http://hawkassociates.com for approximately 90 days after the call.

About WidePoint

WidePoint is a leading provider of advanced information technology products and services including identity assurance and information management and protection services, forensic informatics and wireless technology services. WidePoint has several wholly owned subsidiaries holding major contracts, Operational Research Consultants, Inc. (ORC), iSYS, LLC, Protexx, and WidePoint IL. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/profile/wyy.cfm.

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For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins, Hawk Associates, at 305-451-1888, e-mail: widepoint@hawkassociates.com. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company’s periodic reports filed with the SEC. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

The Financial Statements are below.

WidePoint Corporation	Page 3 of 6

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$3,300,508	$4,375,426
Accounts receivable, net allowance of $52,650 and $0, respectively	6,590,753	5,282,192
Unbilled accounts receivable	1,339,235	2,301,893
Prepaid expenses and other assets	367,238	267,666

Total current assets	11,597,734	12,227,177
Property and equipment, net	444,375	431,189
Goodwill	8,562,254	8,575,881
Intangibles, net	1,576,439	2,236,563
Other assets	103,609	110,808

Total assets	$22,284,411	$23,581,618

Liabilities and stockholders’ equity
Current liabilities:
Related party note payable	$--	$2,140,000
Short term note payable	29,176	97,158
Accounts payable	4,468,584	2,465,394
Accrued expenses	1,293,214	2,548,106
Deferred revenue	963,607	1,667,969
Short-term portion of long-term debt	512,077	486,707
Short-term portion of capital lease obligation	118,899	107,141

Total current liabilities	7,385,557	9,512,475
Deferred income tax liability	274,559	156,891
Long-term debt, net of current portion	735,735	1,117,230
Deferred rent, net of current portion	71,596	--
Capital lease obligation, net of current portion	91,772	95,248

Total liabilities	$8,559,219	$10,881,844
Stockholders’ equity:
Common stock, $0.001 par value; 110,000,000 shares authorized; 60,684,823 and
58,275,514 shares issued and outstanding, respectively	60,685	58,276
Stock warrants	38,666	38,666
Additional paid-in capital	67,322,809	67,194,788
Accumulated deficit	(53,696,968)	(54,591,956)

Total stockholders’ equity	13,725,192	12,699,774

Total liabilities and stockholders’ equity	$22,284,411	$23,581,618

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)
Revenues, net	$11,378,793	$8,878,431	$31,906,457	$25,293,069
Cost of sales (including amortization and
depreciation of $245,876, $261,134, $731,767, and	8,704,275	7,381,674	24,986,779	21,075,234
$701,739, respectively)

Gross profit	2,674,518	1,496,757	6,919,678	4,217,835
Sales and marketing	333,130	262,970	827,913	675,501
General & administrative (including share-based
compensation expense of $20,093, $51,253,
$125,680 and $527,333, respectively)	1,711,688	1,484,878	4,824,670	4,642,526
Depreciation expense	46,887	41,171	130,999	117,204

Income (loss) from operations	582,813	(292,262)	1,136,096	(1,217,396)
Interest income	3,548	33,713	22,287	105,773
Interest expense	(31,678)	(76,019)	(145,678)	(262,146)
Other expense	(49)	--	(49)	(1,698)

Net income (loss) before income tax	$554,634	$(334,568)	$1,012,656	$(1,375,467)
Deferred income tax expense	39,223	--	117,668	--

Net income (loss)	$515,411	$(334,568)	$894,988	$(1,375,467)

Basic earnings (loss) per share	$0.009	$(0.006)	$0.015	$(0.024)

Basic weighted average shares outstanding	60,348,616	58,090,697	58,990,406	56,197,675

Diluted earnings (loss) per share	$0.008	$(0.006)	$0.015	$(0.024)

Diluted weighted average shares outstanding	62,063,726	58,090,697	61,440,208	56,197,675

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$515,411	$(334,568)	$894,988	$(1,375,467)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Deferred income tax expense	39,223	--	117,668	--
Depreciation expense	63,879	55,421	176,112	158,085
Amortization	228,884	246,884	686,654	660,859
Amortization of deferred financing costs	2,912	2,143	6,665	6,429
Share-based compensation expense	20,093	51,253	126,680	527,333
Loss (gain) on disposal of equipment	49	--	49	(2,378)
Changes in assets and liabilities (net of business
combinations):
Accounts receivable and unbilled accounts receivable	(477,688)	1,198,275	(345,903)	3,262,334
Prepaid expenses and other current assets	(89,692)	259,656	(99,752)	74,553
Other assets	(2,948)	6,885	12,534	(43,838)
Accounts payable and accrued expenses	618,603	(946,744)	817,045	(398,515)
Deferred revenue	(277,411)	1,817,380	(704,362)	1,791,265

Net cash (used in) provided by operating
activities	641,315	2,356,585	1,688,558	4,660,660

Cashflows from investing activities:
Purchase of asset/subsidiary, net of cash acquired	17,109	(5,878)	13,627	(4,907,623)
Purchase of property and equipment	(111,549)	(9,948)	(189,347)	(73,534)
Software development costs	(14,078)	--	(26,530)	--

Net cash used in investing activities	(108,518)	(15,826)	(202,250)	(4,981,157)

Cashflows from financing activities:
Borrowings on notes payable	--	--	400,737	3,800,000
Principal payments on notes payable	(156,290)	(123,358)	(2,867,593)	(2,168,298)
Principal payments under capital lease
Obligation	(29,410)	(29,842)	(86,120)	(87,823)
Proceeds from exercise of stock options	--	--	3,750	14,400
Proceeds from issuance of stock	--	--	--	4,080,000
Costs related to issuance of stock	--	--	--	(140,298)
Costs related to renewal fee for line of credit	--	--	(12,000)	--
Costs related to financing purchase of
Subsidiary	--	--	--	(13,713)

Net cash (used in) provided by
financing activities	(185,700)	(153,200)	(2,561,226)	5,484,268

Net increase (decrease) in cash and cash equivalents	$347,097	$2,187,559	$(1,074,918)	$5,163,771
Cash and cash equivalents, beginning of period	2,953,411	4,808,203	4,375,426	1,831,991

Cash and cash equivalents, end of period	$3,300,508	$6,995,762	$3,300,508	$6,995,762

Non-cash investing activities:
Capital leases for acquisition of property and
Equipment	$94,402	$--	$94,402	$--
Non-cash financing activities:
Promissory Note issued for iSYS acquisition
	$--	$--	$--	$2,000,000
Liabilities incurred but not yet paid relating to
stock issuance	--	--	--	41,949
Value of 1.5 million common shares issued as
consideration in the acquisition of iSYS	--	--	--	1,800,000
Supplemental cash flow information:
Cash paid for interest	$29,523	$28,529	$293,498	$110,322

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